SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2010

SOAPSTONE NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-30865	02-0493372
(Commission file number)	(I.R.S. employer identification no.)

15 New England Executive Park, Burlington, MA 01803

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 987-9304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

By a letter dated April 21, 2010 (the “Letter”) addressed to Soapstone Networks Inc. (the “Company”), Ernst & Young LLP (“Ernst & Young”) gave notice of its resignation as the Company’s independent accountant. Ernst & Young’s resignation was not recommended or approved by the Company’s board of directors.

The reports of Ernst & Young on the Company’s financial statements as of and for the fiscal years ended December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. Due to the Company’s liquidation and dissolution, the Company did not engage Ernst & Young to complete an audit of the Company’s financial statements as of and for the fiscal year ended December 31, 2009.

For the Company’s fiscal years ended December 31, 2008 and 2007 and through April 21, 2010, the date of Ernst & Young’s resignation, there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreements in its report on the financial statements for such year or period. For the Company’s fiscal years ended December 31, 2008 and 2007 and through April 21, 2010, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Ernst & Young with a copy of the disclosure under this Item 4.01 of Form 8-K and requested that Ernst & Young furnish to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements presented above. A copy of such letter, dated April 27, 2010, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter from Ernst & Young LLP to the Securities Exchange Commission dated April 27, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOAPSTONE NETWORKS INC.

Date: April 27, 2010

	By:	/S/ WILLIAM J. STUART
William J. Stuart
President